                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): August 1, 2000


                       PRECISION OPTICS CORPORATION, INC.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Massachusetts                        001-10647                  04-2795294
------------------                  ------------             ----------------
(State or other jurisdiction of     (Commission              (I.R.S. Employer
of incorporation or organization)   File Number)            Identification No.)


                 22 East Broadway, Gardner, Massachusetts 01440
         ---------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (978) 630-1800

Item 5.           Other Events.

On August 1, 2000, the Registrant issued the following press release announcing its operating results for the fourth quarter and year ended June 30, 2000:

AUGUST 1, 2000

                     PRECISION OPTICS CORPORATION ANNOUNCES
                       FOURTH QUARTER AND YEAR-END RESULTS

GARDNER, MA. - Precision Optics Corporation, Inc. (NASDAQ: POCI) announced today operating results for the fourth quarter and year ended June 30, 2000.

FOURTH QUARTER OPERATING RESULTS
Revenues for the quarter were $920,858 compared to $700,769 for the same period in fiscal year 1999, an increase of 31.4%. Revenues for the fourth quarter of fiscal year 2000 increased 17.4% sequentially over revenues for the third quarter of fiscal year 2000. Net loss was $337,343 or $0.03 per share, compared to $521,118, or $0.08 per share, for the same period last year. The weighted average common shares outstanding were 10,106,850 compared to 6,684,262 for the same period last year.

For the year ended June 30, 2000, revenues were $3,009,649 compared to $3,028,600 for the same period last year, a decrease of 0.6%. Net loss was $2,155,890, or $0.26 per share, compared to $1,669,045 or $0.25 per share, for the same period last year. The weighted average common shares outstanding were 8,379,408 compared to 6,670,308 for the same period last year.

The increase in revenues for the fourth quarter ended June 30, 2000 compared to last year is due to higher sales of medical products. Revenues from DWDM (Dense Wavelength Division Multiplexing) filters for the quarter ended June 30, 2000 represented 17% of total revenues, and increased 60% sequentially over DWDM filter revenues for the third quarter ended March 31, 2000.

DWDM filter revenues represented 10% of total revenues for the year ended June 30, 2000.

The increase in medical sales for the quarter and year ended June 30, 2000 compared to last year is due to higher sales of stereo endoscopes and cameras.

INCREASED DWDM FILTER PRODUCT DEVELOPMENT ACTIVITIES AND NEW PRODUCTION
RESOURCES
The Company has continued its investments in research and development and capital equipment in the DWDM and other telecommunication areas. Efforts are focused on improving manufacturing processes for 200GHz filters and development of 100GHz filters. During the year ending June 30, 2000, research and development expenses were approximately $1,694,000 (up 80% from last year), and capital equipment expenditures were approximately $2,018,000 compared to approximately $452,000 for the same period last year. Approximately 85% of the research and development expenses in fiscal year 2000 related to DWDM filters. The capital equipment expenditures were focused primarily on expanding manufacturing capacity for DWDM filters. Such expenditures are expected to continue and accelerate during future quarters. A new high-volume coating system and ancillary equipment were installed in the month of July 2000. It is anticipated that the new system will begin higher volume production of DWDM filters during the first half of fiscal year 2001.

NEW OPTICAL THIN FILMS TECHNOLOGY CENTER
The Company is also planning to lease additional space for a new Optical Thin Films Technology Center to be devoted to development and manufacturing of optical thin films for telecommunications and other applications. Operations in the new facility are anticipated to commence during the quarter ending December 31, 2000.


               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE FOURTH QUARTER AND TWELVE MONTHS ENDED
                             JUNE 30, 2000 AND 1999

                                                  --FOURTH QUARTER--                    --TWELVE MONTHS--
                                                    2000             1999               2000           1999
                                                    ----             ----               ----           ----
                                                 (UNAUDITED)      (UNAUDITED)        (UNAUDITED)     (UNAUDITED)

REVENUES                                              $920,858       $700,769          $3,009,649     $3,028,600

COST OF GOODS SOLD                                     593,094        661,277           1,965,989      2,155,070
                                                       --------       -------           ---------     ----------

         GROSS PROFIT                                  327,764         39,492           1,043,660        873,530

RESEARCH and DEVELOPMENT EXPENSES                      394,929        148,898           1,694,409        941,234

SELLING, GENERAL and
ADMINISTRATIVE EXPENSES                                478,987        412,675           1,759,886      1,608,696
                                                      --------       --------           ---------      ---------

         TOTAL                                         873,916        561,573           3,454,295      2,549,930
                                                      --------        -------          ----------      ---------

         OPERATING LOSS                               (546,152)      (522,081)         (2,410,635)    (1,676,400)

INTEREST EXPENSE                                        (4,903)        (6,261)            (24,317)       (27,154)

INTEREST INCOME                                        214,624          4,211             279,974         40,151
                                                      --------       --------          ----------    -----------

         LOSS BEFORE PROVISION
         FOR INCOME TAXES                             (336,431)      (524,131)         (2,154,978)    (1,663,403)

PROVISION FOR INCOME TAXES                                 912        ( 3,013)                912          5,642
                                                      --------    -----------       -------------   ------------

         NET LOSS                                    $(337,343)     $(521,118)        $(2,155,890)   $(1,669,045)
                                                      =========      =========         ===========    ===========

BASIC AND DILUTED LOSS PER SHARE                        ($0.03)        ($0.08)             ($0.26)        ($0.25)
                                                      =========      =========         ===========    ===========

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING                                        10,106,850      6,684,262           8,379,408      6,670,308
                                                      =========      =========         ===========    ===========


               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                      ASSETS
                                                                          JUNE 30, 2000              JUNE 30, 1999
                                                                          -------------              -------------
CURRENT ASSETS
Cash and Cash Equivalents                                                   $15,128,750               $480,732
         Accounts Receivable, Net                                               638,299                210,079
         Inventories                                                          1,109,511                979,284
         Prepaid Expenses                                                        70,807                 47,996
                                                                            -----------            -----------
                  Total Current Assets                                       16,947,367              1,718,091
                                                                             ----------              ---------

PROPERTY AND EQUIPMENT                                                        5,768,913              3,750,473
         Less:  Accumulated Depreciation                                     (2,901,892)            (2,496,949)
                                                                              ---------              ---------
                  Net Property and Equipment                                  2,867,021              1,253,524
                                                                             ----------              ---------

OTHER ASSETS                                                                    270,806                282,880
                                                                             ----------              ---------

TOTAL ASSETS                                                                $20,085,194             $3,254,495
                                                                             ==========              =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

TOTAL CURRENT LIABILITIES                                                    $  756,414            $   615,448

CAPITAL LEASE OBLIGATION                                                    $    88,175            $   166,312

STOCKHOLDERS' EQUITY
         Common Stock, $.01 par value-
              Authorized -- 20,000,000 shares
              Issued and Outstanding - 10,285,158 and
                  6,687,595 shares at June 30, 2000
                  June 30, 1999, respectively                                   102,852                 66,876
         Additional Paid-in Capital                                          25,094,195              6,206,411
         Accumulated Deficit                                                 (5,956,442)            (3,800,552)
                                                                              ---------              ---------
                  Total Stockholders' Equity                                 19,240,605              2,472,735
                                                                             -----------             ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $20,085,194             $3,254,495
                                                                             ===========             =========


Forward-looking statements contained in this news release are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are general economic and business conditions and growth in the optical communications and medical product markets, the impact of competitive products and pricing, availability of third-party components, cost and yields associated with production of the Company's optical communications and other products and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 1999.

Precision Optics Corporation provides high quality optical thin film coatings used in a variety of high technology applications including Optical Communications, Microlithography, Semiconductor Processing, Photomasks, and Advanced Imaging. In addition, Precision Optics Corporation designs, develops, manufactures and markets specialized optical systems and components. Its products and services as an original equipment manufacturer include a line of laparoscopes and arthroscopes as well as other medical instruments, industrial optical systems, lens systems for night-vision equipment, and advanced optical systems design and development.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PRECISION OPTICS CORPORATION, INC.

Date:  August 1, 2000                By:
                                            ------------------------------------
                                     Name:  Jack P. Dreimiller
                                     Title: Senior Vice President, Finance
                                            and Chief Financial Officer